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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF THE COMPANY

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                  NAME                                               STATE OF INCORPORATION
                  ----                                               ----------------------

CARRERA-MAXIMUS, Inc.                                                          California

CSI-MAXIMUS, Inc.                                                              Pennsylvania

DMG-MAXIMUS, Inc.                                                              Illinois

Network Design Group, Inc. d/b/a                                               New York
The Center for Health Dispute Resolution
(CHDR)

UNSION MAXIMUS, Inc.                                                           Illinois
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